Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TC Power Management Corp. (the "Company") on Form 10-Q for the quarter ended November 30, 2008 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Nigel Johnson, Chief Financial Officer, Principal Accounting Officer, Secretary, and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to TC Power Management Corp., and will be retained by TC Power Management Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated this 21st day of January, 2009.

/s/ Nigel Johnson
Nigel Johnson
Chief Financial Officer, Principal
Accounting Officer, Secretary, and Treasurer

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